EXHIBIT C


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Form S-3 (File No. 33-10462) and on Forms S-8 (File Nos. 2-53006, 33-21719, 33-25774,
33-27144, 33-44551, 33-49060 and 33-51005) of our reports dated
January 27, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Dun &
Bradstreet Corporation as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which reports are incorporated by reference or included in this Form 10-K.




                                            COOPERS & LYBRAND


Stamford, Connecticut

March   25, 1994






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